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                                                                   EXHIBIT 10.15

                                    AGREEMENT

                                    between:

                            POET SOFTWARE CORPORATION

                                    ("POET")

                                     - and -

                                   ARIBA, INC.

                                    ("ARIBA")

This Agreement ("Agreement") is entered into as of April 30, 1999, ("Effective Date") by and between POET Software Corporation, a Massachusetts corporation, having its principal place of business at 999 Baker Way, Suite 100, San Mateo, CA 94404 ("POET"), and Ariba, Inc., a Delaware corporation having its principal place of business at 1314 Cheaspeake Terrace, Sunnyvale, CA 94089 ("Ariba").

                                    RECITALS.

A. Whereas POET has developed over the past two (2) years expertise in XML technology by developing, marketing and licensing the Content Management Suite (CMS). This product manages XML content and forms the foundation for an expanded XML product line that can manage electronic catalogs (e-Catalogs).

B. Whereas POET is developing an e-Catalog Suite (e-CS) which will enable Suppliers to extract catalog information (e.g., Part Description, Pricing, etc.) from existing IT systems using an "Extraction Module", input the catalog information into an "XML e-Catalog Server" and format the XML catalog information to enable an "e-Commerce Adapter" (e.g., "Ariba ORMS Adapter") to provide the XML catalog information in a DTD format consistent with the requirements of procurement application (e.g., Ariba ORMS). The XML e-Catalog information is then transmitted to the Buyer via the Internet to enable the application (e.g., Ariba ORMS) to perform an aggregation function of the Supplier e-Catalog information.

C. Whereas Ariba currently markets, develops and licenses a software product (Ariba ORMS) which is an electronic procurement system that is focused on connecting business consumers ("Buyers") to "Suppliers" to automate the procurement process of Operating Resource products and services. Ariba has a solution that includes a complex workflow and approval process for procurement. The Ariba system builds both the aggregation server that aggregates and indexes catalog information from all of their suppliers, and the client software that interfaces with buyers.

D. Whereas Ariba currently receives Supplier information that has been manually converted into an Ariba specified Catalog Information File
        (CIF) which is in a comma delimited

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        format. Ariba has a desire to work with POET so that POET can develop an
        XML e-Catalog Server product that enables Suppliers to generate the e-Catalog automatically in an XML format which is compatible with the Ariba ORMS. Once developed, Ariba has a desire to promote POET's XML e-Catalog Server product to Ariba's customers, the Buyers and also to the Buyer's Suppliers.

Now, therefore, the parties agree as follows:

1.      POET RESPONSIBILITIES

        1.1 PRODUCT DEVELOPMENT: POET agrees to develop a software product, "POETe-Catalog Suite", which will extract catalog information from a Supplier's IT system and store it in the POET XML e-Catalog Server. The Supplier's catalog information will be transformed to the DTD format which Ariba has provided POET and this information will be available in CIF or cXML format and available for transmission via the Internet. There will be a set of administrative tools which enable the Supplier to update the POET e-Catalog Suite as information changes in the Supplier's IT system. The cXML information will be transmitted to the Ariba Supplier Load Server and will be available to the Ariba ORMS system as illustrated in Figure 1.1-1.


                                      [*]


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        1.2     PRODUCT ARCHITECTURE: The POET e-Catalog Suite will extract catalog information from the Supplier IT system by using various Extraction Modules (e.g., Specified ERP systems (e.g., SAP, Intershop), RDBMS, Interactively input or using an SDK to develop specific formats) as illustrated in Figure 1.2-1. The extracted Catalog information will be stored in an XML Cache. The XML e-Catalog information will be transformed into Ariba format (cXML) using the DTDs, which were received, from Ariba. The CIF or cXML Supplier Catalog information is available to be transmitted via the Internet.


                                      [*]


        1.3 POET agrees to develop the e-Catalog Suite in accordance to the schedule outlined in Attachment A. This schedule may be modified and updated from time to time and amended upon mutual written agreement.

        1.4 POET agrees to provide Ariba's Development Representative (identified in Section 7 of this Agreement) with monthly conference calls or status reports on the progress which is being made to deliver the e-Catalog Suite. The aforementioned conference calls or status reports may occur more frequently as reasonably requested by the Ariba technical representative.

        1.5 POET agrees to develop a "Starter Kit" for Ariba that POET can distribute to ASL Members. The "Starter Kit" consists of the Ariba ORMS Adapter (cXML and CIF), the e-Catalog Server, Extraction Module (Comma Delimited and Direct Data Entry) and Administrative Tools. These components are illustrated in Figure 1.5-1. POET may at its sole discretion provide a limited number of "Starter Kits" to key strategic ASL Members who are considered "Lighthouse" Accounts. This would be provided to "Lighthouse" Members [*]. To ensure high quality implementation, the strategic ASL members may purchase an annual


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                                      [*]


                Maintenance and Support Agreement. Ariba agrees to provide a link from the Ariba website to the appropriate POET web site location to enable Suppliers to license and download the "Starter Kit" from POET.

        1.6     POET agrees to pay Ariba [*].

        1.7 POET agrees to work with Ariba to establish a delivery schedule for additional Input/Extraction Modules developed by POET which represents a rank order priority of the Input/Extraction Modules required by the Suppliers.

        1.8 POET agrees to grant to Ariba a Warrant to purchase up to 35,000 shares of common stock A in accordance to the provisions of Attachment B to this Agreement.

        1.9 POET hereby grants to Ariba a perpetual, royalty free worldwide license of the POET e-Catalog Suite for internal use and the requisite training solely to enable Ariba to validate the e-Catalog Suite product, subject to any and all restrictions as set forth in POET's standard license agreement attached hereto. POET further agrees to provide up to 3 days of training on the POET e-Catalog Suite for Ariba personnel.

2.      ARIBA RESPONSIBILITIES

        2.1. Ariba agrees to provide POET with access to Buyers and Suppliers so that POET can develop a product, which reflects the Supplier's requirements.

        2.2 Ariba agrees to provide POET with a "Customer Requirements" document, which has been prepared by Ariba which specifies the Supplier requirements for an XML e-Catalog system including user interface.


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        2.3     For a period of 2 years from the Effective Date of this
                Agreement, Ariba agrees [*] unless one of the following conditions were to occur [*] b) POET is acquired by a company which competes with Ariba; [*]

        2.4 Ariba agrees to grant to POET a perpetual, royalty free worldwide license of the Ariba ORMS software for internal use and the requisite training solely to enable POET to validate the e-Catalog information being transmitted to the Ariba ORMS system subject to any and all restrictions as set forth in Ariba's standard license agreement attached hereto. Ariba further agrees to provide up to 3 days of training on the Ariba ORMS product for POET personnel.

        2.5 Ariba agrees to provide POET with contact information (including names, e-mail addresses, telephone numbers and addresses) for the ASL Supplier Members that agree to be contacted by POET.

        2.6 Ariba also agrees to identify 2 Suppliers who would be willing to participate in POET's Beta program for the "Starter Kit". Ariba further agrees to schedule and participate in meetings to introduce POET to these Pilot Suppliers and support POET in obtaining information from these Suppliers that define the product requirements for the e-Catalog Suite. This information will be provided to POET by [*].

        2.7 Ariba agrees to provide the Charter ASL Members with a survey form that POET has prepared to begin to characterize their environments. Ariba has provided this survey to the Charter ASL Suppliers.

        2.8 Ariba agrees to provide POET with [*], as appropriate, during its [*] meetings. This will be [*] and will enable POET to meet with key Suppliers and Buyers to discuss their requirements for the XML e-Catalog product.

        2.9 Ariba provided POET [*] with an opportunity to demonstrate the XML e-Catalog Product during the March 2/3, 1999, Customer Advisory Member Meeting.

        2.10 Ariba agrees to provide POET [*] membership to the ASL Program under Ariba's standard terms and conditions for such program.


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        2.11    Ariba agrees to promote the POET e-Catalog Suite product to the
                Buyers, which license the Ariba ORMS product. [*]

        2.12 Ariba agrees to include POET's products in the Supplier training program.

        2.13    [*]

        2.14 Ariba agrees to provide POET with [*] of the relevant results of the survey information that is obtained from Ariba's Web-based Suppliers registration process.

        2.15 Ariba agrees to support POET in mutually agreed upon joint press releases promoting POET's focus on the e-Catalog marketplace. Within 30 days of executing this Agreement, Ariba agrees to issue a joint press release announcing the strategic partnership between POET and Ariba on developing an e-Catalog product.

        2.16 Ariba agrees to participate with POET and jointly present the POET solution to Ariba's customers.

3. COSTS AND EXPENSES. Any and all costs and expenses incurred by either party arising out of the preparation and performance of this Agreement shall be borne by that party, unless expressly agreed otherwise herein or in writing.

4. TERM AND TERMINATION OF AGREEMENT. This Agreement, which is effective on the first date indicated above, shall be for two years (or otherwise agreed to in writing) and shall automatically expire and be deemed terminated effective upon the date of the occurrence of any one of the following events, whichever shall first occur:

                a. mutual written agreement of the parties to terminate this Agreement;

                b. the insolvency, bankruptcy, reorganization under bankruptcy laws, or assignment for the benefit of creditors of either party; or

                c. material breach of this Agreement by either party with such breach remaining unremedied 30 days after receipt of written notice of the breach.

                d. change of control (which, for the purposes of this Section, shall be defined as a third party acquiring more than fifty percent (50%) control of Ariba's or POET's voting interests or equity securities).


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5.      LIMITATION OF LIABILITY. Neither party accepts any liability whatsoever with respect to the products or services provided hereunder by the other party. In no event shall either party have any liability whatsoever, whether based in contract, tort (including, without limitation, negligence), warranty or any other legal or equitable grounds, to each other or to third parties for any consequential, indirect, incidental, special, punitive or exemplary damages, including, without limitation, loss of interest, data, profit or revenue, or failure to realize expected savings, arising from or related to this Agreement, even if such party has been advised of the possibility of such losses or damages.

6. PUBLICITY/USE OF NAMES. Neither party has the right to use the other's name, logo, trademark, insignia or other intellectual property without the prior written consent of the other.

7. CONTACTS. The parties each will designate the following individuals within their organizations as their representative(s) responsible for the direct performance of the parties' efforts under this Agreement. To assure continuity, the parties will in good faith endeavor to avoid replacing representatives unnecessarily. The initial representative(s) named for the purpose are:



        POET REPRESENTATIVE                        ARIBA REPRESENTATIVE
        Mr. Dana Gauthier (Business)               [*]
        Ms. Carol Curry (Marketing)                [*]
        Mr. Matthias Neugebauer (Development)      [*]
        Mr. Olaf Schadow (Development)

8.      RELATIONSHIP OF THE PARTIES.

        8.1. The parties shall be deemed to be independent contractors, and the employees of one shall not be deemed to be employees of the other by virtue of entering into this Agreement. Neither party shall act as the agent of the other party, and neither party shall have the authority to bind the other party except to the extent expressly authorized herein.

        8.2. This Agreement is not intended by the parties to constitute or create a joint venture, partnership, or formal business organization of any kind, other than a team arrangement, and the rights and obligations of the parties shall be only those expressly stated in this Agreement. More particularly, except as expressly provided herein, nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of the parties under this Agreement.


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9.      ASSIGNMENT. This Agreement may not be assigned or otherwise transferred by POET or ARIBA, in whole or in part, without the express prior written consent of the other party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

10. CONFIDENTIALITY. This Agreement and its contents may be disclosed by the parties to their respective boards of directors, management, employees, their legal, accounting and financial advisors on a "need to know" basis. Neither party nor its agents, employees, or representatives shall make any other disclosure with respect to the contents of this Agreement without the prior written consent of the other party; provided, however, that a party may disclose to others without the written consent of the other party such Confidential Information if the disclosing party reasonably believes upon the advice of counsel that such disclosure is required by applicable law or regulation and the disclosing party promptly notifies the non-disclosing party of such disclosure and the reason therefore.

11.     GENERAL.

        11.1. SURVIVAL. Upon the termination of this Agreement for any reason sections 5, 6 and 10 shall survive the expiration or other termination of the Agreement, in addition to any other clauses which survive by operation of law.

        11.2. NOTICES. Any notice required or contemplated by this Agreement shall be in writing and shall be deemed given if delivered personally, if sent by facsimile, or if sent by registered mail, addressed to the receiving party at the address of that party stated below:

               To:  POET                             To:  ARIBA

               POET Software Corporation             Ariba Inc.
               999 Baker Way, Suite 100              1314 Chesapeake Terrace
               San Mateo, CA 94404                   Sunnyvale, CA  94089
               FAX: 650-286-4630                     FAX: 408-543-3988
               Attn: Dana Gauthier                   Attn: [*]

               If notice is given by personal delivery, it shall be deemed effective upon such delivery (receipt required). If notice is given by facsimile, notice shall be deemed effective the next business day following transmission. If notice is given by mail, delivery shall be deemed effective 3 business days after deposit with postal authorities. The above address may be changed by the respective party by means of a notice in accordance with the provisions of this section.

        11.3. SEVERABILITY. Each section, subsection and provision of this Agreement is severable; if any section, subsection or provision is declared void, illegal or unenforceable, the remaining sections, subsections and provisions shall remain in full force and effect.

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        11.4.   WAIVER. Any failure by either party to enforce at any time any of the provisions, including without limitation, the termination provisions of the Agreement shall not be construed to be a waiver of such provision or of the right of either party thereafter to enforce such provision or exercise any other rights available to it under the Agreement or at law.

        11.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and cancels and supersedes any previous understanding or agreement related to the subject matter herein, whether written or oral.

        11.6. AMENDMENTS. This Agreement shall not be amended except in writing signed by both parties.

        11.7. INTERPRETATION. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine or neuter gender, as applicable. The terms "hereof", "hereto", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement executed by the parties supplemental hereto.

12. INTELLECTUAL PROPERTY. Any "Intellectual Property" resulting from [*] will become the exclusive property of [*], and no right, title, license, or other interest in such new Intellectual Property will vest in [*]. "INTELLECTUAL PROPERTY" means all original material made, prepared, developed or produced by [*] pursuant to this Agreement, including documentation, reports, manuals, flow charts, tapes, source code and object code, software, but excluding ideas, concepts, know-how or techniques. Notwithstanding the foregoing, neither the existence of this Agreement nor any disclosure of information, proprietary or confidential, grants the other party any license or rights to or in any such information which rights shall remain with the disclosing party, except for the license rights expressly set forth herein.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives.

POET SOFTWARE CORPORATION              ARIBA, INC.

Per: /s/Dirk Bartels                   Per: [Illegible]
     ---------------------------            ------------------------------------
            (signature)                               (signature)


Name: Dirk Bartels                     Name:  E. Kinsey
      ----------------------------            ----------------------------------
            (print or type)                             (print or type)


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                                  ATTACHMENT A

PRODUCT SCHEDULE: POET agrees to develop the e-Catalog product in accordance with the following schedule:

                                      [*]


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                                      [*]


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                                  ATTACHMENT B

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION STATEMENT OR OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS WARRANT TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

                               POET HOLDINGS, INC.

                    WARRANT TO PURCHASE SERIES A COMMON STOCK

                         EFFECTIVE DATE: APRIL 30, 1999

                            Void After April 30, 2004

        This certifies that, for value received, Ariba, Inc. (the "Holder") is entitled, subject to the terms set forth below, to purchase from Poet Holdings, Inc., a Delaware corporation (the "Company"), up to a maximum of THIRTY-FIVE THOUSAND FULLY PAID AND NON-ASSESSABLE shares of the Series A Common Stock of the Company, upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Series A Common Stock are subject to determination and adjustment as provided below.

        1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period beginning upon the Effective Date of this Warrant set forth above and ending on April 30, 2004; provided, however, that this Warrant shall terminate upon (i) a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company as constituted immediately prior to such merger or consolidation shall own less than fifty percent (50%) of the voting securities of the surviving corporation, or (ii) a sale of all or substantially all of the assets of the Company In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.

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Notwithstanding the provisions of Section 1, this Warrant shall automatically be deemed to be exercised in full in the manner set forth in Section 4.3, without any further action on behalf of the Holder immediately prior to: (a) a merger or consolidation of the Company with or into any other corporation or corporations in which the stockholders of the Company as constituted immediately prior to such merger or consolidation shall own less than fifty percent (50%) of the voting securities of the surviving corporation, or (b) a sale of all or substantially all of the assets of the Company.

        2. EXERCISE PRICE. The per share purchase price of the Series A Common Stock (the "Exercise Price") for which this Warrant may be exercised shall be equal to $7.04 per share, subject to adjustment as provided in Section 12 below.

        3. NUMBER OF SHARES. The number of shares of Series A Common Stock for which this Warrant shall be exercisable (the "Warrant Shares") shall be Thirty-Five Thousand (35,000) shares, subject to adjustment as provided in
Section 12 below.

        4.     EXERCISE OF WARRANT.

               4.1 Time of Exercise. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time, or from time to time, during the term hereof as described in Section 1 above. Such exercise shall be effected by (1) (a) the surrender of this Warrant, (b) delivery of the Notice of Exercise attached hereto as Exhibit A and (c) payment of the Exercise Price in cash or by check acceptable to the Company, or (2) pursuant to Section 4.3 below.

               4.2 Effect of Exercise. This Warrant (or the portion thereof exercised) shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Series A Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise and in any event within 30 days of delivery of the subscription notice.

               4.3 Net Exercise. In lieu of exercising this Warrant pursuant to
Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Series A Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Series A Common Stock computed using the following formula:

                                    Y (A - B)
                                       -----
                             X =         A

        Where:   X =    The number of shares of Series A Common Stock to be
                        issued to the Holder pursuant to this net exercise option;

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                 Y =    The number of Shares in respect of which the net issue
                        election is made;

                 A = The fair market value of one share of the Series A Common Stock at the time the net issue election is made;

                 B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 4.3, the fair market value of one share of Series A Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing bid or sales prices whichever is applicable of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the IPO, the value will be the initial "Price to Public" of one share of such Series A Common Stock specified in the final prospectus with respect to such offering.

        5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

        6. NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Series A Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant shall have been exercised as provided herein. However, nothing in this Section 6 shall limit the right of the Holder to be provided the Notices required under this Warrant

        7.     TRANSFER OF WARRANT.

               7.1 Register. The Company will maintain a register (the "Warrant Register") containing the name and address of the Holder. The Holder of this Warrant may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

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               7.2 Non-transferability and Non-negotiability of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole by the Holder to any person or entity upon written consent to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

        8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Series A Common Stock a sufficient number of shares to provide for the issuance of Series A Common Stock upon the exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Series A Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price or pursuant to Section [Net Exercise Provision], all as set forth herein, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein). The Company agrees that issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series A Common Stock and any other securities of the Company upon the exercise of this Warrant.

        9. INVESTMENT REPRESENTATIONS OF THE HOLDER. Holder hereby represents and warrants to the Company with respect to the sale of the Warrants and the issuance of securities upon the exercise of the Warrants (collectively, the "Securities") as follows:

               9.1 Experience. Holder is experienced in evaluating and investing in new, high technology companies such as the Company, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Company and it is able to bear the economic risk of that investment.

               9.2 Investment. Holder is acquiring the Securities for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Securities to be purchased have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

               9.3 Tax Consequences. Holder understands and acknowledges that any financing structured in the manner provided for herein involves certain tax risks and therefore it has consulted its own tax advisors regarding all the federal and state tax consequences of the transactions contemplated by this Agreement.

               9.4 Rule 144. Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act.

               9.5 No Public Market. Holder understands that no public market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Securities.

               9.6 Access to Data. Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and the opportunity to review the Company's facilities. It understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

               9.7 Accredited Investor. Holder represents that it is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.

10 Representations an Warranties of the Company The Company hereby represents to the Holder as follows:

               10.1 Organization and Standing. The Company is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate in its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business of the Company taken as a whole.

               10.2 Corporate Power and Valid Issuance. The Company has all requisite corporate power to execute and deliver this Warrant and to carry out and perform its obligations under the terms of this Warrant. The Company has all requisite corporate power to sell and issue the Warrant and to issue the capital stock of the Company issuable upon exercise of the Warrant. The shares of Series A Common Stock when issued pursuant to the terms hereof will be validly issued, fully paid and non-assessable.

               10.3 Capitalization. The authorized capital stock of the Company consists of 11,411,173 shares of Common Stock, 10,000,000 shares of which are designated Series A Common Stock, 236,566 of which are issued and outstanding as of the date hereof, and 1,411,173 shares of which are designated Series B Common Stock, 1,361,173 of which are issued and outstanding as of the date hereof, and 5,490,353 shares of Preferred Stock, 1,225,190 of which have been designated Series A Preferred Stock, all of which were issued and outstanding as of the date hereof; 1,865,163 of which are designated Series B Preferred

        Stock, 1,686,049 of which were issued and outstanding as of the date hereof; 1,400,000 of which are designated Series C Preferred Stock, 1,143,886 of which were issued and outstanding as of the date hereof; and 1,000,000 of which have been designated Series D Preferred Stock, 855,810 of which were issued and outstanding as of the date hereof.

        11. AMENDMENTS. The Holder hereby agrees that the observance of any provision of this Warrant may be amended, waived or modified only by written agreement signed by the Holder and the Company.

        12. LOST DOCUMENTS. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver in lieu of this Warrant a new Warrant of the same series and of like tenor of this Warrant.

        13. ADJUSTMENTS. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

               13.1 Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that Holder of Series A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Series A Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to (as appropriate) the shares of Series A Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant , such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series A Common Stock equal to the number of shares of such stock immediately theretofore so receivable, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights.

               13.2 Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of the securities as to which purchaser rights under this Warrant exist shall be increased or decreased proportionately in accordance with such split subdivision or combination.

               13.3 Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all other additional stock available to it as stated above during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

               13.4 No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

               13.5 Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Series A Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

        14.    GENERAL PROVISIONS.

               14.1 Governing Law. This Warrant shall be governed by and construed under the laws of the State of California, excluding that body of law relating to conflict of laws.

               14.2 Expenses. Each party shall pay their respective expenses and legal fees incurred in connection with the negotiation, execution and consummation of this transaction.

               14.3 Severability. In the event that any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the terms of this Warrant shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Warrant to any party.

               14.4 Headings. Headings used herein are for reference purposes only and shall not be deemed to have any substantive effect.

               14.5 All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

        IN WITNESS WHEREOF, POET HOLDINGS, INC., has caused the Warrant to be executed by its officers thereunto duly authorized.

Dated:  April 30, 1999

                                       POET HOLDINGS, INC.

                                       By:  /s/Dirk Bartels
                                            ------------------------------------
                                            Title: President & CEO
                                                   -----------------------------
                                       Address: 999 Baker Way, Suite 100
                                                San Mateo, CA  94404

ACCEPTED:

ARIBA, INC.

By: [Illegible]
    --------------------------
Title: CFO
       -----------------------
Address:
        ----------------------

Warrant to Purchase Series A Common Stock

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:  POET HOLDINGS, INC.

        (1) The undersigned hereby elects to purchase _______ shares of Series A Common Stock of Poet Holdings, Inc. pursuant to the terms of the attached Warrant to Purchase Series A Common Stock (the "Warrant"), and tenders herewith payment of the Exercise Price for such shares in full or hereby exercises the Warrant for ________ shares of Series A Common Stock of Poet Holdings, Inc. pursuant to the terms of Section 4.3.

        (2) The undersigned hereby confirms and acknowledges that the representations and warranties set forth in Section 9 of the Warrant remain true and correct concerning the Holder as of the date hereof, that the shares of Series A Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Series A Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless pursuant to Rule 144 of such Act.

        (3) Please issue a certificate or certificates representing said shares of Series A Common Stock in the name of the undersigned or in such other name as is specified below:



                                            ____________________________________
                                            Print Name


                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Date